CUSIP No. 10918L 103	SCHEDULE 13G	Page 11 of 11 Pages

EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A common stock, par value $0.01 per share of BRIGHAM MINERALS, INC., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, each of the undersigned hereby executes this Joint Filing Agreement as of February 16, 2021.

YT Brigham Co Investment Partners, LP By: YT Brigham Company LP, its general partner By: YT Brigham Associates LLC, its general partner

By:	/s/ W. Howard Keenan, Jr.
	Name:	W. Howard Keenan, Jr.
	Title:	Manager

YT Brigham Company LP By: YT Brigham Associates LLC, its general partner

By:	/s/ W. Howard Keenan, Jr.
	Name:	W. Howard Keenan, Jr.
	Title:	Manager

YT Brigham Associates LLC

By:	/s/ W. Howard Keenan, Jr.
	Name:	W. Howard Keenan, Jr.
	Title:	Manager